Exhibit 99.1

      Knology Reports Fourth Quarter and Full-Year 2004 Results

    WEST POINT, Ga.--(BUSINESS WIRE)--March 28, 2005--Knology, Inc.
(Nasdaq:KNOL):

    Highlights:

    -- Revenue increased to $211.5 million, or 22.3% for the full year 2004.

    -- EBITDA, as adjusted increased to $8.7 million for the fourth quarter and $33.1 million for the year.

    -- Achieved in excess of 9,000 net connections for the fourth quarter, including growth in video, voice and data connections.

    -- Added 12,884 data connections in 2004, representing 17.5% growth.

    -- Grew triple-play bundle customers by over 20% in 2004 to approximately 52,000.

    -- Capital expenditures were $63.6 million for the year, including $28.6 million and $12.2 million, respectively in our Pinellas County, FL and Knoxville, TN markets.

    Knology, Inc. (Nasdaq: KNOL) today reported financial and operating results for the fourth quarter and year ended December 31, 2004. Total revenue for the fourth quarter and full year of $52.9 million and $211.5 million, respectively, represented increases of 15.8% and 22.3% over total revenue for the same periods one year ago of $45.6 million and $172.9 million. Knology reported EBITDA, as adjusted of $8.7 million for the fourth quarter of 2004 and $33.1 million for the full year 2004 compared with EBITDA, as adjusted of $9.3 million and $33.0 million, respectively, for the same periods in 2003.
    Knology reported a net loss for the fourth quarter of 2004 of $18.5 million or $0.78 per share compared with a net loss of $16.6 million or $0.94 per share for the fourth quarter of 2003. For the full year of 2004, Knology reported a net loss of $75.6 million or $3.19 per share compared with a net loss of $87.8 million or $5.17 per share in 2003.
    "We were successful in growing our business in 2004 in spite of the significant challenges we encountered, including the third quarter hurricane activity and the turn-around issues we faced in our Pinellas County market," said Rodger L. Johnson, President and Chief Executive Officer of Knology, Inc. "We are particularly pleased with the achievements in the fourth quarter, including the growth in connections, revenue and EBITDA, as adjusted. The momentum we have established going into 2005 positions our business to build value for our shareholders."
    Subsequent to quarter end, Knology entered into a definitive asset purchase agreement to sell its cable system located in Cerritos, California to WaveDivision Holdings, LLC for $10 million in cash, subject to customary closing adjustments. WaveDivision Holdings, LLC has been in business since 2002 and it currently serves approximately 80,000 cable TV and high-speed Internet customers in western Washington and southern California. Knology acquired the Cerritos cable system in December 2003 from Verizon Media Ventures Inc. in conjunction with its acquisition of Verizon Media's Pinellas County, Florida operations. Knology expects the sale of the Cerritos system to close in the third quarter of 2005, subject to the satisfaction of closing conditions, including receipt of regulatory approvals with respect to the municipal franchise in Cerritos, California.
    In addition to reporting 2004 performance and announcing the sale of its Cerritos property, Knology also provided today guidance regarding its expected 2005 performance, including the following:

    -- Revenue of approximately $230 million, representing 9% growth

    -- EBITDA, as adjusted between $41 million to $43 million

    -- Capital expenditures between $31 to $33 million

    -- Cash interest expense of approximately $31 million



Fourth Quarter Key Operating Metrics
                                                     % Change % Change
                               Q4         Q3      Q4   vs. Q3   vs. Q4
                              2004       2004    2003   2004     2003
                            --------- ------- ------- ------- --------
Marketable Homes Passed      756,694  751,821 737,145    0.6%     2.7%

Connections
  Cable Television           177,323  175,907 183,783    0.8%    -3.5%
  Telephone
    On-Net                   128,757  125,337 118,872    2.7%     8.3%
    Off-Net                    5,987    5,978   5,678    0.2%     5.4%
                            --------- ------- ------- ------- --------
      Total Telephone        134,744  131,315 124,550    2.6%     8.2%
  High-Speed Internet         86,366   82,152  73,482    5.1%    17.5%

Total On-Net Connections     392,446  383,396 376,137    2.4%     4.3%
Total Connections            398,433  389,374 381,815    2.3%     4.4%

Residential Connections      359,589  352,007 348,489    2.2%     3.2%
Business Connections          38,844   37,367  33,326    4.0%    16.6%

Average Monthly Revenue
  Per Connection           $   45.42 $  45.86  $47.37(a)
Average Monthly Connection
  Churn                          2.5%     3.0%    2.7%


    (a) This calculation excludes the connections in Pinellas County, Florida acquired from Verizon Media.

    For full descriptions of the above metrics, please refer to Non-GAAP Financial and Operating Measures on page 4 of this release.

    Conference Call and Replay

    Knology has scheduled a conference call to discuss the results of the quarter and year end which will be broadcast live over the Internet, on Tuesday, March 29, 2005 at 10:00 a.m. Eastern Time. Investors, analysts and the general public will have the opportunity to listen to the conference call free over the Internet by visiting Knology's Web site at www.knology.com or www.fulldisclosure.com. An audio archive will be available on Knology's website at www.knology.com or www.fulldisclosure.com for approximately 30 days. Also, following the conclusion of the call, a telephonic replay will be available through midnight on Tuesday, April 1, by dialing 1-800-642-1687 or local 706-645-9291. You will need to refer to Confirmation I.D. 3722892.

    About Knology

    Knology Inc., headquartered in West Point, Georgia, is a leading provider of interactive communications and entertainment services in the Southeast. Knology serves both residential and business customers with one of the most technologically advanced broadband networks in the country. Innovative offerings include over 200 channels of digital cable TV, local and long distance digital telephone service with the latest enhanced voice messaging features, and high-speed Internet access, which enables consumers to quickly download video, audio and graphic files using a cable modem.

    Knology's fiber-based business products include Passive Optical Network (PON), which supplies IP architecture with segmented voice and data bandwidth, and Managed Integrated Network Solutions (MATRIX), an integrated IP-based technology which converges data and voice. For more information, please visit www.knology.com.

    Information about Forward-Looking Statements

    This press release includes "forward-looking" statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, that are subject to future events, risks and uncertainties that could cause our actual results to differ materially from those expressed or implied. For instance, while we have entered into a definitive agreement with WaveDivisions, we may not complete the sale of the Cerritos cable system or we may not complete the sale in a timely manner. In the event the purchaser does not receive necessary regulatory or other approvals or the other conditions to closing are not satisfied, the sale will not be completed. In addition, our revenues and earnings and our ability to achieve our planned business objectives will be subject to a number of factors that make estimates of future operating results uncertain, including, without limitation, (1) that we will not retain or grow our customer base, (2) that our suppliers and customers may refuse to continue doing business with us or may refuse to extend trade credit to us, (3) that we will fail to be competitive with existing and new competitors, (4) that we will not adequately respond to technological developments that impact our industry and markets, (5) that needed financing will not be available to us if and as needed, (6) that a significant change in the growth rate of the overall U.S. economy will occur such that there is a material impact on consumer and corporate spending, (7) that we will not be able to complete future acquisitions, that we may have difficulties integrating acquired businesses, or that the cost of such integration will be greater than we expect, and (8) that some other unforeseen difficulties occur, as well as those risks set forth in our Annual Report on Form 10-K for the year ended December 31, 2003, and our other filings with the SEC. This list is intended to identify only certain of the principal factors that could cause actual results to differ materially from those described in the forward-looking statements included herein. Forward-looking statements relating to expectations about future results or events are based upon information available to us as of today's date, and we do not assume any obligation to update any of these statements.

    Definitions of Non-GAAP Financial and Operating Measures

    We provide readers financial measures generated using generally accepted accounting principles ("GAAP") and using adjustments to GAAP ("Non-GAAP"). These financial measures reflect conventions or standard measures of liquidity, profitability or performance commonly used by the investment community in the telecommunications industry for comparability purposes.

    The Non-GAAP financial measure is used in this release:

    -- EBITDA, as adjusted is a non-GAAP measure calculated as earnings before interest; taxes; depreciation and amortization; expenses associated with capital markets activities; non-cash stock-based compensation; litigation expenses and special charges; gain on adjustment of warrants to market; loss on investment; and other expenses. A reconciliation of EBITDA, as adjusted to net loss for the three and twelve month periods ended December 31, 2003 and 2004 is attached to this press release.

    The other operating metrics used in this release include the following:

    -- Marketable Homes Passed - We report homes passed as the number of residential and business units, such as single residence homes, apartments and condominium units, passed by our broadband network and listed in our database. "Marketable homes passed" are homes passed other than those we believe are covered by exclusive arrangements with other providers of competing services.

    -- Total Connections - Because we deliver multiple services to our customers, we report the total number of connections for video, voice and data rather than the total number of customers. We count each video, voice or data purchase as a separate connection. For example, a single customer who purchases cable television, local telephone and Internet access services would count as three connections. We do not record the purchase of digital video services by an analog video customer as an additional connection.

    -- On-net/Off-net connections - All of our video and data connections are provided over our networks. Our voice connections consist of both "On-net" and "Off-net" connections. On-net refers to lines provided over our networks. Off-net refers to telephone connections provided over telephone lines leased from third parties.

    -- Average Monthly Revenue Per Connection - The Average Monthly Revenue Per Connection is the total revenue for a month divided by the average number of connections for that month, expressed in dollars.

    --  Average Monthly Connection Churn - The Average Monthly
        Connection Churn is the total churn for a month divided by the average number of connections for that month, expressed as a percentage.




                             Knology, Inc.
                 Consolidated Statements of Operations
                              (Unaudited)

                 (In Thousands, Except Per Share Data)

                         Three Months Ended          Year Ended
                            December 31,            December 31,
                      ------------------------ -----------------------
                         2004         2003        2004        2003
                      -----------  ----------- ----------- -----------
Operating Revenues:
     Video           $    24,188  $    18,747 $    97,590 $    71,879
     Voice                17,925       18,517      72,438      70,117
     Data and Other       10,751        8,385      41,430      30,942
                      -----------  ----------- ----------- -----------

Total Revenue             52,864       45,649     211,458     172,938

Cost of services          14,838       11,835      60,829      46,525
Selling, general and
 administrative
 expenses                 29,336       24,482     117,580      93,366
Depreciation and
 amortization             18,216       18,884      74,163      77,806
Non-cash stock-based
 compensation                775          501       3,625       1,883
Litigation fees and
 special charges             579            0       1,257         991
                      ----------- ------------ ----------- -----------

Operating loss           (10,880)     (10,053)    (45,996)    (47,633)
                      -----------  ----------- ----------- -----------

Interest income              188           98         720         379
Interest expense          (7,837)      (7,603)    (31,062)    (29,175)
Gain on adjustment of
 warrants to market           31          929         535         929
Other income, net            (50)          11         133     (12,288)
                      -----------  ----------- ----------- -----------

  Loss from continuing
   operations            (18,548)     (16,618)    (75,670)    (87,788)
  Income from discon-
   tinued operations          53            0         106           0
                      ----------- ------------ ----------- -----------

Net loss             $   (18,495)$    (16,618)$   (75,564)$   (87,788)
                      ===========  =========== =========== ===========

Basic and diluted
 loss per share:
Continuing operations$     (0.78)$      (0.94)$     (3.19)$     (5.17)
Discontinued
 operations                    0            0           0           0
                      ----------- ------------ ----------- -----------
Net loss per share   $     (0.78)$      (0.94)$     (3.19)$     (5.17)
                      ===========  =========== =========== ===========

Weighted average
 shares outstanding   23,688,472   17,688,503  23,655,733  16,995,092


                             Knology, Inc.
                 Condensed Consolidated Balance Sheets
                              (Unaudited)

                            (In Thousands)

ASSETS                                             12/31/04  12/31/03
                                                   --------- ---------

Current assets:
Cash and cash equivalents                         $   6,082 $  20,575
Restricted cash                                       7,365     2,760
Short term investments                               12,625    40,000
Accounts receivable customers, net                   18,924    19,284
Prepaid expenses and other                            2,735     1,818
Assets of business held for sale                        887         0
                                                   --------- ---------
     Total current assets                            48,618    84,437

Property, plant & equipment, net                    326,499   336,060
Investments                                           1,243     1,243
Goodwill and intangible assets                       41,142    41,150
Other                                                 1,085       822
                                                   --------- ---------
     Total assets                                 $ 418,587 $ 463,712
                                                   ========= =========

LIABILITIES AND STOCKHOLDERS'
EQUITY

Current liabilities:
Current portion of long-term debt                 $     179     5,213
Accounts payable                                     20,428    15,520
Accrued liabilities                                  12,199     9,136
Unearned revenue                                     11,841    11,633
Liabilities of business held for sale                   770         0
                                                   --------- ---------
     Total current liabilities                       45,417    41,502

Notes payable                                        49,438    45,309
Senior unsecured notes, net of discount             237,096   225,037
Warrants                                                354       932
Unamortized investment tax credit                        13        39
                                                   --------- ---------
     Total liabilities                              332,318   312,819

Common stock                                            237       207
Non-voting common stock                                   0        21
Additional paid in capital                          559,451   548,518
Accumulated deficit                                (473,419) (397,853)
                                                   --------- ---------
     Total stockholders' equity                      86,269   150,893
                                                   --------- ---------
         Total liabilities and stockholders'
              equity                              $ 418,587 $ 463,712
                                                   ========= =========


                             Knology, Inc.
            Condensed Consolidated Statements of Cash Flows
                              (Unaudited)

                            (In Thousands)

                                                    Year Ended
                                                    December 31,
                                              ------------------------
                                                  2004        2003
                                               -----------  ----------


Cash flow provided by operating activities    $    22,263  $   29,512

Investing activities:
     Capital expenditures                         (63,592)    (35,533)
     Net proceeds (purchases) of short term
      investments and other                        27,256     (41,099)
     Acquisition of Verizon Media                       -     (18,841)
                                              ------------  ----------
Cash flow used in investing activities            (36,336)    (95,473)

Cash flow (used in) provided by financing
 activities                                          (420)     43,863
                                               -----------  ----------

Net decrease in cash and cash equivalents         (14,493)    (22,098)

Beginning of period cash                           20,575      42,673
                                               -----------  ----------

End of period cash                            $     6,082  $   20,575
                                               ===========  ==========


                             Knology, Inc.
           Reconciliation of EBITDA, As Adjusted to Net Loss
                              (Unaudited)

                            (In Thousands)

                                   Three     Three
                                   months    months   Year      Year
                                    ended     ended   ended     ended
                                   December December December December
                                      31,      31,      31,      31,
EBITDA, as adjusted reconciliation   2004     2003     2004     2003
----------------------------------------------------------------------

Net loss                          $(18,495)$(16,618)$(75,564)$(87,788)
Depreciation and amortization       18,216   18,884   74,163   77,806
Non-cash stock-based compensation      775      501    3,625    1,883
Litigation expenses and special
 charges                               579        0    1,257      991
Interest expense, net                7,649    7,505   30,342   28,796
Gain on adjustment of warrants to
 market                                (31)    (929)    (535)    (929)
Other, net                              50      (11)    (133)  12,288
                                   -------- -------- -------- --------
EBITDA, as adjusted               $  8,743 $  9,332 $ 33,155 $ 33,047
                                   ======== ======== ======== ========

    CONTACT: Knology, Inc.
             Rob Mills, 706-645-8970
             rob.mills@knology.com